UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000- 54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose,	CA 95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

We are pleased to announce the appointment of Dr. Andrew Jolly as a non-executive director of our company with immediate effect.

Dr. Jolly is the founder of Equis Energy Limited which specialises in creating, developing and delivering concepts for generating Biomass and Biomass power-only projects. He has focussed on the use of biomass, organic waste and hydrogen; and thus has developed a comprehensive understanding of the regulatory and legislative factors which impact the technical and commercial specification and scale of projects.

A key part of Dr. Jolly’s expertise is in the assessing, accreditation and maintenance of renewable energy technologies in respect of schemes such as the Renewables Obligation (RO), Feed in Tariffs (FiTs), Renewable Heat Incentive (RHI) and Combined Heat & Power Quality Assurance (CHPQA). These aspects of clean energy projects are crucial when the consequent benefits of such renewable energy generation schemes can comprise as much as two-thirds of the overall project income.

Dr. Jolly holds a Ph.D. in Energy Studies (1998), an MPhil in Energy Studies (1995) and a B.Eng (Hons) in Mechanical Engineering & Business Management (1993).

Commenting on his appointment, Dr. Jolly said: “I am delighted to join the board of Pacific Green at this exciting moment in the development of the company. I look forward to supporting Neil and the wider team on the project at Sutton Bridge and the many other ventures that are currently being explored”.

Dr. Carmichael said: “I am delighted to welcome Andrew to the Board of the company. The breadth and depth of his experience will be instrumental in delivering our 49MW biomass power project at Sutton Bridge”.

Biography

Dr. Jolly is a Chartered Engineer, an accredited Carbon Trust energy adviser since 2003, a Member of the Energy Institute and the Institution of Mechanical Engineers.

Through a combination of in-house technology development and implementation experience with solid, liquid and gaseous biofuels - in addition to contracted consultancy on behalf of a wide ranging client base – Dr. Jolly has honed skills in project concept generation, feasibility assessment, planning issues, economic appraisal and financing, environmental impacts and making sense of current UK environmental legislation and regulation. Consequently, he is experienced in managing the many and varied elements needed for the operational & commercial success of a renewable energy generation scheme.

Notable case studies include Wales’ first dedicated 14.7 MWe wood-fired biomass combustion power plant, a 35 MWe waste wood biomass plant in Wales, two 1 MWe gasification Biomass plants and a 2 MWe AD biogas plant. Dr. Jolly has a rare ‘umbrella’ appreciation of the entire value chain for biomass energy projects, from forestry owner/manager right through to the supply of renewable electricity to the Grid via Power Purchase Agreements (PPA’s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.
/s/ Neil Carmichael
Neil Carmichael
President and Director
Date: October 15, 2013